Exhibit 99.1

News Release

Sunoco, Inc.

1735 Market Street

Philadelphia, Pa. 19103-7583

For further information contact	For release: IMMEDIATELY
Jerry Davis (media) 215-977-6298
Tom Harr (investors) 215-977-6764

No. 4-08

SUNOCO REPORTS FOURTH QUARTER 2007 RESULTS

PHILADELPHIA, February 6, 2008 – Sunoco, Inc. (NYSE: SUN) today reported a net loss of $9 million ($(.08) per share diluted) for the fourth quarter of 2007 versus net income of $123 million ($1.00 per share diluted) for the fourth quarter of 2006. Excluding special items, Sunoco had income for the 2007 fourth quarter of $23 million ($0.20 per share diluted).

For the full-year 2007, Sunoco reported net income of $891 million ($7.43 per share diluted) versus $979 million ($7.59 per share diluted) for the full-year 2006. Excluding special items, income for 2007 was $833 million ($6.94 per share diluted). There were no special items in the 2006 full-year period.

“Despite significant market volatility, 2007 was another very good year for Sunoco, with earnings reflecting, on average, strong refining margins and a positive contribution from each of our non-refining businesses,” said John G. Drosdick, Sunoco’s Chairman and Chief Executive Officer. “During the year, we also successfully executed our capital program in Refining and Supply that has provided meaningful capacity, conversion and reliability improvements within the spending budget we outlined at the beginning of the year. We also continued to grow our Coke business during 2007 as we commenced operations at a joint-venture coke plant in Vitória, Brazil and began construction on our second coke plant in Haverhill, Ohio which remains on schedule for completion in the second half of 2008. Finally, we continued to return cash to our shareholders, spending $300 million to repurchase approximately four million shares and increasing our dividend for the fifth consecutive year.”

Commenting on the fourth quarter results, Drosdick said, “Fourth quarter financial performance was negatively impacted by the sharp increase in crude oil prices which occurred throughout the period. This resulted in lower refining, retail and chemicals margins as well as the phase-out of certain

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alternative fuel tax credits recognized by our Coke business. However, we did achieve strong operating performance in our refining system where we set a quarterly record for total net production available for sale of 962 thousand barrels per day. Reflecting some of the benefit from the major capital projects completed early in 2007, we also set a quarterly record for jet fuel production at our Toledo refinery and, in the Northeast, produced a record yield of higher-value light products and less lower-valued residual fuel.”

Commenting on the outlook for the first quarter of 2008, Drosdick said, “The market for refined products has remained weak early in 2008, reflecting continued high costs for crude oil and transportation. Operationally, we have planned maintenance work in both our Northeast and MidContinent systems which is expected to reduce refinery production by approximately 7 million barrels during February and March. As industry maintenance activity accelerates and the switchover to summer-grade gasoline approaches, we expect market conditions to improve later in the quarter.

“Strategically, we enter 2008 with a strong balance sheet and the financial capacity to execute our capital program, pursue opportunistic growth and return cash to our shareholders. Our net debt to capital ratio (as defined in our revolving credit agreement) was 27 percent as of December 31, 2007 and we have approximately $650 million of share repurchase authorization available with which to continue our long-standing share reduction program. Although volatile, we believe that the market outlook for refining fundamentals remains constructive and that the improvements made to our refining assets last year will benefit us in 2008. In addition, we expect our non-refining businesses to provide a steady base of earnings and cash flow while we continue to evaluate portfolio options to maximize their long-term value to our shareholders.”

DETAILS OF FOURTH QUARTER RESULTS

REFINING AND SUPPLY

Refining and Supply earned $43 million in the fourth quarter of 2007 versus $126 million in the fourth quarter of 2006. The decrease in earnings was due to the unfavorable impact on refining margins of higher crude oil feedstock costs as well as higher refinery expenses primarily attributable to the increased costs of purchased fuel and utilities. Partially offsetting the decline were higher production volumes as crude unit utilization in the fourth quarter of 2007 averaged 97 percent.

RETAIL MARKETING

Retail Marketing earned $1 million in the fourth quarter of 2007 versus a loss of $11 million in the fourth quarter of 2006. The increase in earnings was primarily due to higher average retail gasoline margins and lower expenses. Versus the fourth quarter of 2006, monthly gasoline and diesel throughput per company-owned or leased outlet increased approximately two percent and convenience store merchandise sales were up approximately six percent. After-tax gains from our Retail Portfolio Management program totaled $4 million and $2 million in the 2007 and 2006 fourth quarter periods, respectively.

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CHEMICALS

The Chemicals segment had a loss of $2 million in the fourth quarter of 2007 versus income of $16 million in the prior-year period. The decrease was primarily due to higher propylene feedstock costs which resulted in lower realized polypropylene and phenol margins.

LOGISTICS

Earnings for the Logistics segment were $12 million in the fourth quarter of 2007 versus $11 million in the fourth quarter of 2006.

COKE

The Coke business had a loss of $2 million in the fourth quarter of 2007 versus income of $17 million in the fourth quarter of 2006. The decrease in earnings was primarily due to lower tax benefits largely related to a $14 million adjustment in the fourth quarter of 2007 to reflect the reduced recognition of alternative fuel tax credits related to cokemaking operations and the absence of a $3 million investment tax credit adjustment related to the Haverhill facility. Partially offsetting this decline was income from the 1.7 million tons-per-year cokemaking facility in Vitória, Brazil, which commenced start-up of operations in the first quarter of 2007.

During the fourth quarter, the Company made a $39 million investment to purchase an additional equity interest in the Vitória facility. The Company continues to estimate that earnings for the Coke business in 2008 will be between $80 and 85 million after tax resulting from the full-year impact of earnings from Vitória, combined with a contract pricing change at the Jewell coke facility and a partial-year contribution from the second Haverhill plant currently under construction.

CORPORATE AND OTHER

Corporate administrative expenses were $23 million after tax in the current quarter versus $20 million in the fourth quarter of 2006. Expenses in both periods are higher than normal due to accelerated recognition of share-based incentive compensation expense under SFAS No. 123R for grants made in the respective fourth quarters to retirement-eligible employees.

Net financing expenses were $6 million after tax in the fourth quarter of 2007 versus $16 million in the fourth quarter of 2006. The decrease was due to higher interest income, lower expenses attributable to the preferential return of third-party investors in Sunoco’s cokemaking operations and the absence of a $3 million after-tax loss related to the Company’s December 2006 purchase of the Jewell coke partnership minority interest.

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SPECIAL ITEMS

During the fourth quarter of 2007, Sunoco recorded an $8 million after-tax provision to write off a previously idled phenol line at Chemicals’ Haverhill, OH plant which will not be re-started; recorded a $7 million after-tax loss related to the sale of Chemicals’ Neville Island, PA terminal facility, which included an accrual for enhanced pension benefits associated with employee terminations and for other required exit costs; and recorded a $17 million after-tax accrual related to the tentative settlement of certain MTBE litigation. With respect to the MTBE litigation, Sunoco is attempting to recover the amount it is required to pay in settlement from its insurance carriers.

TWELVE MONTH RESULTS

Sunoco earned $891 million, or $7.43 per share of common stock on a diluted basis, for the full-year 2007 versus $979 million, or $7.59 per share in the 2006 period. The decrease was primarily due to higher expenses, lower realized margins in Sunoco’s Refining and Supply and Retail Marketing businesses and lower income attributable to the Coke business. Partially offsetting these negative factors were a $58 million net after-tax benefit attributable to special items (see below), higher gains on asset divestments and a lower effective tax rate.

For the full-year 2007, special items included the $32 million of after-tax charges in the fourth quarter described above. In addition, during the first quarter of 2007, Sunoco recognized a $90 million after-tax gain related to the prior issuance of limited partnership units of Sunoco Logistics Partners L.P. (NYSE: SXL) to the public. Sunoco currently has a 43 percent interest in Sunoco Logistics Partners L.P., which includes its two percent general partnership interest.

Sunoco, Inc., headquartered in Philadelphia, PA, is a leading manufacturer and marketer of petroleum and petrochemical products. With 910 thousand barrels per day of refining capacity, nearly 4,700 retail sites selling gasoline and convenience items, approximately 5,500 miles of crude oil and refined product owned and operated pipelines and 38 product terminals, Sunoco is one of the largest independent refiner-marketers in the United States. Sunoco is a significant manufacturer of petrochemicals with annual sales of approximately five billion pounds, largely chemical intermediates used to make fibers, plastics, film and resins. Utilizing a unique, patented technology, Sunoco’s cokemaking facilities in the United States have the capacity to manufacture over 2.5 million tons annually of high-quality metallurgical-grade coke for use in the steel industry. Sunoco also is the operator of, and has an equity interest in, a 1.7 million tons-per-year cokemaking facility in Vitória, Brazil.

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Anyone interested in obtaining further insights into the fourth quarter’s results can monitor the Company’s quarterly teleconference call, which is scheduled for 3:00 p.m. ET on February 7, 2008. It can be accessed through Sunoco’s website - www.SunocoInc.com. It is suggested that you visit the site prior to the teleconference to ensure that you have downloaded any necessary software.

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Sunoco believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect Sunoco’s business prospects and performance, causing actual results to differ materially from those discussed in this release. Such risks and uncertainties include, by way of example and not of limitation: general economic, financial and business conditions which could affect Sunoco’s financial condition and results of operations; changes in competition and competitive practices, including the impact of foreign imports; effects of weather conditions and natural disasters on the Company’s operating facilities and on product supply and demand; changes in refining, marketing and chemical margins; variation in petroleum-based commodity prices and availability of crude oil and feedstock supply or transportation; effects of transportation disruptions; changes in the price differentials between light-sweet and heavy-sour crude oils; changes in the marketplace which may affect supply and demand for Sunoco’s products; changes in the level of capital expenditures or operating expenses; changes in product specifications; availability and pricing of ethanol; changes in the expected level of environmental capital, operating or remediation expenditures; age of, and changes in the reliability, efficiency and capacity of, the Company’s operating facilities or those of third parties; effects of adverse events relating to the operation of the Company’s facilities and to the transportation and storage of hazardous materials (including equipment malfunction, explosions, fires, spills, and the effects of severe weather conditions); risks related to labor relations and workplace safety; changes in, or new, statutes and government regulations or their interpretations, including those relating to the environment and global warming; changes in tax laws or their interpretations, including pension funding requirements; ability to identify acquisitions, execute them under favorable terms and integrate them into the Company’s existing businesses; ability to enter into joint ventures and other similar arrangements under favorable terms; delays and/or costs related to construction, improvements and/or repairs of facilities (including shortages of skilled labor, the issuance of applicable permits and inflation); nonperformance or force majeure by, or disputes with, major customers, suppliers, dealers, distributors or other business partners; changes in financial markets impacting pension expense and funding requirements; political and economic conditions in the markets in which the Company, its suppliers or customers operate, including the impact of potential terrorist acts and international hostilities; military conflicts between, or internal instability in, one or more oil producing countries, governmental actions and other disruptions in the ability to obtain crude oil; and changes in the status of, or initiation of new, litigation, arbitration or other proceedings to which the Company is a party or liability resulting from such litigation, arbitration

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or other proceedings, including natural resource damage claims. These and other applicable risks and uncertainties have been described more fully in Sunoco’s Third Quarter 2007 Form 10-Q filed with the Securities and Exchange Commission on November 1, 2007 and in other periodic reports filed with the Securities and Exchange Commission. Sunoco undertakes no obligation to update any forward-looking statements in this release, whether as a result of new information or future events.

-END OF TEXT, CHARTS FOLLOW-

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Sunoco, Inc.

2007 Fourth Quarter and Twelve-Month Financial Summary

(Unaudited)

	2007	2006
Fourth Quarter
Revenues	$13,162,000,000	$9,036,000,000
Net Income (Loss)	$(9,000,000)	$123,000,000
Earnings (Loss) Per Share of Common Stock:
Basic	$(.08)	$1.01
Diluted	$(.08)	$1.00
Weighted-Average Number of Shares Outstanding (In Millions):
Basic	117.6	122.2
Diluted	117.8	122.7

Twelve Months
Revenues	$44,728,000,000	$38,715,000,000
Net Income	$891,000,000	$979,000,000
Earnings Per Share of Common Stock:
Basic	$7.44	$7.63
Diluted	$7.43	$7.59
Weighted-Average Number of Shares Outstanding (In Millions):
Basic	119.7	128.3
Diluted	120.0	129.0

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Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Three Months Ended December 31
	2007	2006	Variance
Refining and Supply	$43	$126	$(83)
Retail Marketing	1	(11)	12
Chemicals	(2)	16	(18)
Logistics	12	11	1
Coke	(2)	17	(19)
Corporate and Other:
Corporate expenses	(23)	(20)	(3)
Net financing expenses and other	(6)	(16)	10

	23	123	(100)
Special items	(32)	—	(32)

Consolidated net income (loss)	$(9)	$123	$(132)

Earnings (loss) per share of common stock (diluted):
Income before special items	$.20	$1.00	$(.80)
Special items	(.28)	—	(.28)

Net income (loss)	$(.08)	$1.00	$(1.08)

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Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Twelve Months Ended December 31
	2007	2006	Variance
Refining and Supply	$772	$881	$(109)
Retail Marketing	69	76	(7)
Chemicals	26	43	(17)
Logistics	45	36	9
Coke	29	50	(21)
Corporate and Other:
Corporate expenses	(67)	(58)	(9)
Net financing expenses and other	(41)	(49)	8

	833	979	(146)
Special items	58	—	58

Consolidated net income	$891	$979	$(88)

Earnings per share of common stock (diluted):
Income before special items	$6.94	$7.59	$(.65)
Special items	.49	—	.49

Net income	$7.43	$7.59	$(.16)

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Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended December 31			For the Twelve Months Ended December 31
	2007		2006	2007		2006
TOTAL REFINING AND SUPPLY

Income (Millions of Dollars)	$43		$126	$772		$881
Realized Wholesale Margin* (Per Barrel of Production Available for Sale)	$5.95		$7.51	$8.87		$9.09
Crude Inputs as Percent of Crude Unit Rated Capacity	97	**	90	92	**	93
Throughputs (Thousand Barrels Daily):
Crude Oil	883.2		813.7	834.7		840.6
Other Feedstocks	83.0		78.4	80.0		72.8

Total Throughputs	966.2		892.1	914.7		913.4

Products Manufactured (Thousand Barrels Daily):
Gasoline	459.6		420.5	439.2		436.2
Middle Distillates	345.1		306.5	314.4		305.5
Residual Fuel	67.3		77.0	66.6		74.0
Petrochemicals	39.9		36.3	37.2		35.6
Lubricants	11.5		10.6	11.6		13.2
Other	82.6		73.4	80.4		82.2

Total Production	1,006.0		924.3	949.4		946.7
Less: Production Used as Fuel in Refinery Operations	44.0		41.8	43.4		43.9

Total Production Available for Sale	962.0		882.5	906.0		902.8

*	Wholesale sales revenue less related cost of crude oil, other feedstocks, product purchases and terminalling and transportation divided by production available for sale.
**	Reflects the impact of a 10 thousand barrels-per-day increase in crude unit capacity in MidContinent Refining in July 2007 attributable to a crude unit debottleneck project at the Toledo refinery.

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SUNOCO 4Q07 EARNINGS, PAGE 11

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended December 31			For the Twelve Months Ended December 31
	2007		2006	2007		2006
Northeast Refining*

Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$5.55		$6.23	$7.38		$7.92
Market Benchmark 6-3-2-1 (Per Barrel)	$6.06		$3.68	$7.94		$5.55
Market Benchmark 6-3-2-1 (Value Added) (Per Barrel)	$6.99		$5.12	$9.43		$7.70
Crude Inputs as Percent of Crude Unit Rated Capacity	99		92	93		94
Throughputs (Thousand Barrels Daily):
Crude Oil	646.8		602.6	611.2		616.1
Other Feedstocks	73.5		69.3	70.2		64.2

Total Throughputs	720.3		671.9	681.4		680.3

Products Manufactured (Thousand Barrels Daily):
Gasoline	344.8		313.7	326.4		323.5
Middle Distillates	259.7		234.3	237.8		230.2
Residual Fuel	62.4		72.6	62.2		69.8
Petrochemicals	31.7		28.0	28.9		28.3
Other	49.3		44.6	49.3		51.2

Total Production	747.9		693.2	704.6		703.0
Less: Production Used as Fuel in Refinery Operations	32.4		31.6	32.1		32.8

Total Production Available for Sale	715.5		661.6	672.5		670.2

MidContinent Refining**

Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$7.10		$11.32	$13.17		$12.46
Market Benchmark 3-2-1 (Per Barrel)	$7.71		$8.58	$16.03		$12.31
Crude Inputs as Percent of Crude Unit Rated Capacity	93	***	86	89	***	92
Throughputs (Thousand Barrels Daily):
Crude Oil	236.4		211.1	223.5		224.5
Other Feedstocks	9.5		9.1	9.8		8.6

Total Throughputs	245.9		220.2	233.3		233.1

*	Comprised of the Marcus Hook, Philadelphia and Eagle Point refineries.
**	Comprised of the Toledo and Tulsa refineries.
***	Reflects the impact of a 10 thousand barrels-per-day increase in crude unit capacity in July 2007 attributable to a crude unit debottleneck project at the Toledo refinery.

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SUNOCO 4Q07 EARNINGS, PAGE 12

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended December 31		For the Twelve Months Ended December 31
	2007	2006	2007	2006
MidContinent Refining (continued)

Products Manufactured (Thousand Barrels Daily):
Gasoline	114.8	106.8	112.8	112.7
Middle Distillates	85.4	72.2	76.6	75.3
Residual Fuel	4.9	4.4	4.4	4.2
Petrochemicals	8.2	8.3	8.3	7.3
Lubricants	11.5	10.6	11.6	13.2
Other	33.3	28.8	31.1	31.0

Total Production	258.1	231.1	244.8	243.7
Less: Production Used as Fuel in Refinery Operations	11.6	10.2	11.3	11.1

Total Production Available for Sale	246.5	220.9	233.5	232.6

RETAIL MARKETING

Income (Loss) (Millions of Dollars)	$1	$(11)	$69	$76
Retail Margin* (Per Barrel):
Gasoline	$3.24	$2.85	$3.92	$4.16
Middle Distillates	$5.61	$5.66	$5.05	$4.69
Sales (Thousand Barrels Daily):
Gasoline	294.6	305.0	301.0	303.2
Middle Distillates	38.4	42.9	40.6	42.9

	333.0	347.9	341.6	346.1

Total Retail Gasoline Outlets, End of Period	4,684	4,691	4,684	4,691
Gasoline and Diesel Throughput per Company-Owned or Leased Outlet (M Gal/Site/Month)	152	149	150	144
Convenience Stores:
Total Stores, End of Period	720	739	720	739
Merchandise Sales (M$/Store/Month)	$85	$80	$85	$80
Merchandise Margin (Company Operated) (% of Sales)	28%	28%	27%	27%

*	Retail sales price less related wholesale price and terminalling and transportation costs per barrel. The retail sales price is the weighted-average price received through the various branded marketing distribution channels.

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SUNOCO 4Q07 EARNINGS, PAGE 13

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended December 31		For the Twelve Months Ended December 31
	2007	2006	2007	2006
CHEMICALS

Income (Loss) (Millions of Dollars)	$(2)	$16	$26	$43
Margin* (Cents per Pound):
All Products**	8.9	10.5	9.8	9.9
Phenol and Related Products	7.9	8.7	8.5	8.0
Polypropylene**	10.4	12.9	11.6	12.4
Sales (Millions of Pounds):
Phenol and Related Products	639	632	2,508	2,535
Polypropylene	550	562	2,297	2,243
Other	19	25	80	88

	1,208	1,219	4,885	4,866

*       Wholesale sales revenue less cost of feedstocks, product purchases and related terminalling and transportation divided by sales volumes.

**     The polypropylene and all products margins include the impact of a long-term supply contract with Equistar Chemicals, L.P. which is priced on a cost-based formula that includes a fixed discount.

LOGISTICS

Income (Millions of Dollars)	$12	$11	$45	$36
Pipeline and Terminal Throughput (Thousand Barrels Daily)*:
Unaffiliated Customers	1,096	1,040	1,137	1,033
Affiliated Customers	1,721	1,623	1,665	1,644

	2,817	2,663	2,802	2,677

* Excludes joint-venture operations.

COKE

Income (Loss) (Millions of Dollars)	$(2)	$17	$29	$50
Coke Production (Thousands of Tons):
United States	617	632	2,469	2,510
Brazil*	419	—	1,091	—

*	Represents amounts attributable to the facility in Vitória, Brazil which commenced limited operations in March 2007, with full production achieved during the fourth quarter of 2007. SunCoke Energy is the operator of this facility and, in 2007, increased its investment in the project company that developed the facility, as planned, by becoming its sole subscriber of preferred shares for a total equity interest of $41 million.

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SUNOCO 4Q07 EARNINGS, PAGE 14

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended December 31				For the Twelve Months Ended December 31
	2007		2006		2007		2006
CAPITAL EXPENDITURES (Millions of Dollars)

Refining and Supply	$138		$236		$700		$712
Retail Marketing	46		48		111		112
Chemicals	25	*	21		66	*	62	**
Logistics	35		34		120		119	***
Coke	59	#	5	##	182	#	14	##

	$303		$344		$1,179		$1,019

*	Excludes $18 million acquisition of the minority interest in the Epsilon Products Company, LLC polypropylene operations.
**	Excludes a $14 million purchase price adjustment to the 2001 Aristech Chemical Corporation acquisition attributable to an earn-out payment made in April 2006. The earn out, which relates to 2005, was due to realized margins for phenol exceeding certain agreed-upon threshold amounts.
***	Excludes the acquisition of two separate crude oil pipeline systems and related storage facilities located in Texas, one from Alon USA Energy, Inc. for $68 million and the other from Black Hills Energy, Inc. for $41 million.
#	Excludes $39 million investment in the cokemaking operations in Vitória, Brazil.
##	Excludes $155 million acquisition of the minority interest in the Jewell cokemaking operation.

DEPRECIATION, DEPLETION AND AMORTIZATION (Millions of Dollars)

Refining and Supply	$64	$55	$240	$225
Retail Marketing	28	29	108	104
Chemicals	19	19	75	74
Logistics	9	10	37	38
Coke	5	5	20	18

	$125	$118	$480	$459

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SUNOCO 4Q07 EARNINGS, PAGE 15

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2006
	1st	2nd	3rd	4th	Total
Refining and Supply	$73	$409	$273	$126	$881
Retail Marketing	—	10	77	(11)	76
Chemicals	14	8	5	16	43
Logistics	6	12	7	11	36
Coke	14	10	9	17	50
Corporate and Other:
Corporate expenses	(16)	(11)	(11)	(20)	(58)
Net financing expenses and other	(12)	(12)	(9)	(16)	(49)

	79	426	351	123	979
Special items	—	—	—	—	—

Consolidated net income	$79	$426	$351	$123	$979

Earnings per share of common stock (diluted):
Income before special items	$.59	$3.22	$2.76	$1.00	$7.59
Special items	—	—	—	—	—

Net income	$.59	$3.22	$2.76	$1.00	$7.59

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Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2007
	1st	2nd	3rd	4th	Total
Refining and Supply	$76	$482	$171	$43	$772
Retail Marketing	7	30	31	1	69
Chemicals	9	6	13	(2)	26
Logistics	9	10	14	12	45
Coke	11	13	7	(2)	29
Corporate and Other:
Corporate expenses	(15)	(18)	(11)	(23)	(67)
Net financing expenses and other	(12)	(14)	(9)	(6)	(41)

	85	509	216	23	833
Special items	90	—	—	(32)	58

Consolidated net income (loss)	$175	$509	$216	$(9)	$891

Earnings (loss) per share of common stock (diluted):
Income before special items	$.70	$4.20	$1.81	$.20	$6.94
Special items	.74	—	—	(.28)	.49

Net income (loss)	$1.44	$4.20	$1.81	$(.08)	$7.43

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SUNOCO 4Q07 EARNINGS, PAGE 17

Sunoco, Inc.

Consolidated Statements of Income

(Millions of Dollars)

(Unaudited)

	2006
	1st	2nd	3rd	4th	Total
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$8,569	$10,575	$10,480	$9,012	$38,636
Interest income	10	8	11	5	34
Other income, net	14	7	5	19	45

	8,593	10,590	10,496	9,036	38,715

COSTS AND EXPENSES
Cost of products sold and operating expenses	7,454	8,858	8,867	7,768	32,947
Consumer excise taxes	628	663	679	664	2,634
Selling, general and administrative expenses	210	210	215	246	881
Depreciation, depletion and amortization	112	114	115	118	459
Payroll, property and other taxes	34	31	33	27	125
Interest cost and debt expense	26	27	25	27	105
Interest capitalized	(1)	(4)	(5)	(6)	(16)

	8,463	9,899	9,929	8,844	37,135
Income before income tax expense	130	691	567	192	1,580
Income tax expense	51	265	216	69	601

Net income	$79	$426	$351	$123	$979

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SUNOCO 4Q07 EARNINGS, PAGE 18

Sunoco, Inc.

Consolidated Statements of Income

(Millions of Dollars)

(Unaudited)

	2007
	1st	2nd	3rd	4th	Total
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$9,135	$10,724	$11,475	$13,136	$44,470
Interest income	5	4	7	9	25
Gain related to issuance of Sunoco Logistics Partners L.P. limited partnership units	151	—	—	—	151
Other income, net	14	36	15	17	82

	9,305	10,764	11,497	13,162	44,728

COSTS AND EXPENSES
Cost of products sold and operating expenses	7,988	8,865	10,078	12,040	38,971
Consumer excise taxes	641	669	673	644	2,627
Selling, general and administrative expenses	221	236	221	274	952
Depreciation, depletion and amortization	115	117	123	125	480
Payroll, property and other taxes	37	30	36	32	135
Provision for asset write-downs and other matters	—	—	—	53	53
Interest cost and debt expense	35	32	29	31	127
Interest capitalized	(9)	(5)	(5)	(7)	(26)

	9,028	9,944	11,155	13,192	43,319
Income (loss) before income tax expense (benefit)	277	820	342	(30)	1,409
Income tax expense (benefit)	102	311	126	(21)	518

Net income (loss)	$175	$509	$216	$(9)	$891

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SUNOCO 4Q07 EARNINGS, PAGE 19

Sunoco, Inc.

Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	At December 31 2007	At December 31 2006
ASSETS
Current Assets
Cash and cash equivalents	$648	$263
Accounts and notes receivable, net	2,710	2,440
Inventories	1,150	1,219
Deferred income taxes	130	93

Total Current Assets	4,638	4,015

Investments and long-term receivables	175	129
Properties, plants and equipment, net	7,039	6,365
Deferred charges and other assets	574	473

Total Assets	$12,426	$10,982

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$5,443	$4,174
Short-term borrowings	—	275
Current portion of long-term debt	4	7
Taxes payable	193	299

Total Current Liabilities	5,640	4,755

Long-term debt	1,724	1,705
Retirement benefit liabilities	525	523
Deferred income taxes	1,027	829
Other deferred credits and liabilities	538	477
Minority interests	439	618
Shareholders’ equity	2,533	2,075

Total Liabilities and Shareholders’ Equity	$12,426	$10,982

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SUNOCO 4Q07 EARNINGS, PAGE 20

Sunoco, Inc.

Consolidated Statements of Cash Flows

(Millions of Dollars)

(Unaudited)

	For the Twelve Months Ended December 31
	2007	2006
INCREASES (DECREASES) IN CASH AND CASH EQUIVALENTS
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$891	$979
Adjustments to reconcile net income to net cash provided by operating activities:
Gain related to issuance of Sunoco Logistics Partners L.P. limited partnership units	(151)	—
Provision for asset write-downs and other matters	53	—
Phenol supply contract dispute payment	—	(95)
Depreciation, depletion and amortization	480	459
Deferred income tax expense	186	117
Minority interest share of Sunoco Logistics Partners L.P. income	56	42
Payments in excess of expense for retirement plans	(32)	(32)
Changes in working capital pertaining to operating activities, net of effect of acquisitions	874	(470)
Other	10	(16)

Net cash provided by operating activities	2,367	984

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,179)	(1,019)
Acquisitions	—	(123)
Investment in Brazilian cokemaking operations	(39)	(1)
Proceeds from divestments	69	50
Other	(44)	4

Net cash used in investing activities	(1,193)	(1,089)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from (repayments of) short-term borrowings	(275)	275
Net proceeds from issuance of long-term debt	280	778
Repayments of long-term debt	(264)	(481)
Net proceeds from issuance of Sunoco Logistics Partners L.P. limited partnership units	—	110
Purchase of minority interests	(18)	(155)
Cash distributions to investors in cokemaking operations	(36)	(43)
Cash distributions to investors in Sunoco Logistics Partners L.P.	(55)	(48)
Cash dividend payments	(129)	(123)
Purchases of common stock for treasury	(300)	(871)
Proceeds from issuance of common stock under management incentive plans	6	7
Other	2	—

Net cash used in financing activities	(789)	(551)

Net decrease in cash and cash equivalents	385	(656)
Cash and cash equivalents at beginning of period	263	919

Cash and cash equivalents at end of period	$648	$263

-END OF SUNOCO 4Q07 EARNINGS REPORT-